- -------------------------------------------------------------------------------

                     MANUFACTURING AND CONSULTING AGREEMENT


                           Dated as January 16, 1995


                                    BETWEEN

                            BARON TECHNOLOGIES, LTD.

                                      AND

                          ELECTRONICS ASSOCIATES, INC.

- -------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                       Page
SECTION 1                  Definitions...............................................................

SECTION 2                  General Agreement.........................................................

               2.1.        Exclusive License.........................................................
               2.2.        Procedures................................................................

SECTION 3                  Manufacturing Contract....................................................

               3.1.        The Manufacturing Contract................................................

SECTION 4                  [Manufacturing] Consulting
                           Fees of EA................................................................

SECTION 5                  Term of Agreement, Renewal, Insolvency Event,
                           Material Breach Noncompliance, Noncompete.................................

               5.1.        Term of Agreement.........................................................
               5.2.        Insolvency Event..........................................................
               5.3.        Material Breach...........................................................
               5.4.        Noncompliance.............................................................
               5.5.        Covenant Not to Compete...................................................
               5.6.        Continuing Obligations....................................................

SECTION 6                  Covenants of the Parties..................................................

               6.1.        Confidential Information..................................................
               6.2.        Licenses..................................................................
               6.3.        Governmental Filings......................................................
               6.4.        Indemnification...........................................................

SECTION 7                  Miscellaneous Provisions..................................................
               7.1.        Entire Agreement; Amendment...............................................
               7.2.        Notices...................................................................
               7.3.        Governing Law.............................................................

                                                                                                       Page

               7.4.        Captions..................................................................
               7.5.        Benefit; No Third-Party
                           Beneficiaries.............................................................
               7.6.        Construction..............................................................
               7.7.        Waiver....................................................................
               7.8.        Non-Business Days.........................................................
               7.9.        Counterparts..............................................................
               7.10.       Exhibits and Schedules...................................................
               7.11.       Limitations on Assignment................................................
               7.12.       Survival of Representations..............................................
               7.13.       No Joint Venture, Etc.....................................................
               7.14.       Severability.............................................................
               7.15.       Dispute Resolution........................................................
               7.16.       Waiver of Specific Performance...........................................
               7.17.       Jurisdiction..............................................................

                                      (ii)

                     MANUFACTURING AND CONSULTING AGREEMENT
                     --------------------------------------


                   This MANUFACTURING AND CONSULTING AGREEMENT, dated as of the 16th day of January 1995 (this "Agreement"), by and between BarOn Technologies, Ltd., a corporation duly organized and existing under the laws of Israel, with offices at Gutwirth Science Park, Technion City, Haifa 32000 Israel (together with all of its subsidiaries, hereinafter "BarOn") and Electronics Associates, Inc., a corporation duly organized and existing under the laws of the State of New Jersey in the United States of America, with offices at 185 Monmouth Parkway, West Long Branch, New Jersey 07664 (hereinafter "EA").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                   WHEREAS, BarOn is a designer and developer of technology for pen-based computer inputting devices and other computer technology and the owner of proprietary rights related to BarOn Technical Information (as hereinafter defined);

                   WHEREAS, EA is a contract electronic manufacturing company specializing in electronic products, subassemblies and systems;

                   WHEREAS, EA is willing to provide consulting services to BarOn in its preparation for production of various products which are currently in the research and development phase of BarOn and for the production thereof;

                   WHEREAS, BarOn is interested in solidifying an ongoing business relationship with a reliable and established contract manufacturer;

                   WHEREAS, EA is interested in becoming, for the term of this Agreement, the manufacturer of the hardware elements needed by BarOn for the present and future sale of its products; and

                   WHEREAS, subject to the terms and conditions set forth in this Agreement, BarOn wishes to grant to EA a right of first refusal to the manufacture of certain Assemblies (as hereinafter defined) and EA wishes to be granted and, from time to time, to exercise such right to manufacture such Assemblies for BarOn to BarOn's Specifications.

                   NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto, intending to be legally bound, hereby agree and covenant as follows:

SECTION 1 Definitions
- --------- -----------

                   For purposes of this Agreement, the following terms shall have the meanings set forth below:

                   "Affiliate" means, with respect to any Person, any other
                    ---------
Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

                   "Assemblies" or "Unit" means all hardware and electronic
                    ----------
elements of present or future products developed by BarOn which are to be manufactured for BarOn for its own demand and/or as a result of products ordered pursuant to its Customer Contracts.

                   "Authorized Representative" means, with respect to a Party,
                    ----------
such person or persons as may be designated as such in writing by such Party to the other Party.

                   "BarOn Technical Information" shall have the meaning set
                    ---------------------------
forth in Section 6.1(a).

                   "CERCLA" means the Comprehensive Environmental Response,
                    ------
Compensation and Recovery Act 42 U.S.C. ss. 9601, et seq.
                                                  -- ---

                   "Consulting Fee" shall have the meaning set forth in
                    --------------
Section 4.

                   "Cost of Components" shall have the meaning set forth in
                    ------------------
Section 2.2(e).

                   "Customer Contract" shall have the meaning set forth in
                    -----------------
Section 2.2(a).


                   "Environmental Laws" means all federal, state, local and
                    ------------------
foreign laws, statutes, rules, regulations, ordinances, codes, judicial or administrative orders, requirements, standards, guidelines, and the like (including any future amendments thereto) (collectively "laws"), relating to pollution, worker and public health and safety, or the protection of the environment, including but not limited to CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42
                                          -- ---

                                      (2)

U.S.C. ss. 1857 et seq., the Occupational Safety and Health Act of 1970, 29
                -- ---
U.S.C. ss. 651 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601
               -- ---
et seq., and including but not limited to all laws relating to the releases,
- -- ---
use, manufacture, storage, treatment, transportation, discharge, disposal, or other handling of hazardous materials, hazardous substances, or wastes. The term "Environmental Laws" shall also include Liabilities and duties arising under any state or federal common law in connection with any of the foregoing.

                   "Expiration Date" shall have the meaning set forth in
                    ---------------
Section 5.1(a).

                   "Initial Term" shall have the meaning set forth in
                    ------------
Section 5.1(a).

                   "Liabilities" means liabilities, debts or obligations,
                    -----------
whether accrued, absolute, contingent or otherwise, known or unknown.

                   "Manufacturing Contract" shall have the meaning set forth in
                    ----------------------
Section 2.3.

                   "Party" shall mean either BarOn or EA.
                    -----

                   "Permits" means all permits, licenses, orders, approvals,
                    -------
registrations and any other authorizations of any federal, state, local or foreign governmental, regulatory or judicial body or authority.

                   "Person" means a natural person, a corporation, a
                    ------
partnership, a trust, a joint venture, any governmental authority or any other entity or organization.

                   "Purchase Order" means a purchase order, signed by an
                    --------------
Authorized Representative of BarOn, which may be substantially similar to a purchase order delivered to BarOn by one of its customers, containing the following information:

                   a.    purchase order number
                   b.    Assemblies Number or Unit Numbers, names and quantities
                   c.    desired delivery schedules
                   d.    Unit Price and Total Price
                   e.    shipping instructions
                   f.    bill of materials
                   g.    terms of payment

                   "Purchase Order Proposal" means a proposal submitted by BarOn
                    -----------------------
to EA relating to the quantity and type of Assemblies BarOn requires for its own account or


                                      (3)
to fulfill its obligations under a Customer Contract, which will include the bill of materials and all terms of conditions requested by BarOn.

                   "RCRA" means Resource Conservation and Recovery Act, 42
                    ----
U.S.C. ss. 6901, et seq.
                 -- ---

                   "Right" means any right or benefit of any nature whatsoever.
                    -----

                   "Total Price" means the respective Unit Price for each
                    -----------
Assembly multiplied by the number of such Units, subject to the limitation set forth in Section 3.1(b).

                   "Unit Price" has the meaning set forth in Section 3.1(a),
                    ----------
subject to the limitation set forth in Section 3.1(b).

SECTION 2  General Agreement
_________  _________________

                   2.1. Mutual Obligations. Subject to compliance by EA with the
                        ------------------
terms and conditions set forth in this Agreement, BarOn hereby, for the term of this Agreement, grants to EA a right of first refusal to enter into manufacturing agreements with BarOn for the manufacture of Assemblies for BarOn's own needs and as required by it in order to fulfill BarOn's obligations under its Customer Contracts all in accordance with the procedures set forth in
2.2 hereof.

                   2.2.  Procedures.  The following shall be the procedures for
                         ----------
processing an order to deliver any of BarOn's products to one of its customers (a "Customer Contract"):

                         (a) Each time BarOn receives a Customer Contract, BarOn
shall submit to EA a Purchase Order Proposal reflecting the terms of the Customer Contract (a "Purchase Order Proposal").

                         (b) Within 15 business days of receiving the Purchase
Order Proposal, EA (which for purposes of fulfilling its manufacturing and consulting obligations under this Agreement, shall include through subsidiaries and Affiliates, including through its wholly-owned subsidiary, Tanon Manufacturing, Inc.) shall either (i) submit to BarOn a quotation for the work required by the Purchase Order Proposal, with the Unit Price based on 140% of EA's Cost of Materials, indicating any special requirements to be included in the terms of any Purchase Order which may be issued related to the work described in the Purchase Order Proposal, or (ii) notify BarOn that


                                      (4)

EA either (A) does not have the technical capability to manufacture the Assemblies, or (B) EA cannot manufacture the necessary quantity of the Assemblies within the time period required under the Purchase Order Proposal.

                         (c) If EA submits a quotation in response to the
Purchase Order Proposal, BarOn shall, within 15 business days thereafter, either
(i) accept such quotation, and issue a Purchase Order to EA for the manufacture of such Assemblies, or (ii) notify EA that BarOn intends to solicit written quotations for the manufacture of the Assemblies under the Purchase Order Proposal. If BarOn elects to solicit written quotations it shall, within 15 days of its notifying EA of its intention to do so, either issue a Purchase Order to EA for the manufacture of such Assemblies (i.e. if BarOn was unable to find any acceptable "more competitive" quotation), or, submit to EA a quotation BarOn has deemed "more competitive" than EA's terms. A quotation shall not be deemed "more competitive" than EA's quotation unless the price is more than 10% below the price in the Purchase Order Proposal to EA, includes delivery times in quantities as large or larger in the same time or sooner than those in the Purchase Order Proposal to EA, and includes quality and quality control specifications at least as stringent as those in the Purchase Order Proposal to EA or as regularly practiced by EA. If BarOn indicates that it has received and intends to accept a "more competitive" quotation, EA shall have the right to match the terms of such quotation (i.e. such that EA's revised proposed Unit Price is not more than 10% greater than the previously "more competitive" quotation) and upon notifying BarOn of its intention to do so, BarOn shall issue a Purchase Order to EA on such terms. If EA fails to match such "more competitive" quotation within 10 days of being notified of such quotation, BarOn may issue a Purchase Order to such third party manufacturer on the terms rejected by EA.

                         (d) If EA has notified BarOn that EA does not possess
the technical capability to manufacture the Assemblies subject to the Purchase Order Proposal, BarOn shall have the right to have the Assemblies required under such Purchase Order Proposal manufactured by a third party.

                         (e) If EA has notified BarOn that EA does not possess
the manufacturing capacity to manufacture the Assemblies required by the Purchase Order Proposal within the time frame required by the Purchase Order Proposal, BarOn shall have the right to have such Assemblies required under such Purchase Order Proposal to be manufactured by a third party manufacturer, provided however, that BarOn shall use its best efforts to permit EA to manufacture up to the number of Assemblies which EA notifies BarOn it can manufacture.


                                      (5)

                         (f) If, notwithstanding EA's notification to BarOn of
its ability to manufacture all or a portion of the Assemblies under the Purchase Order Proposal, BarOn in good faith and on substantial grounds believes that EA is not able to do so, or if BarOn determines that it is otherwise desirable (or if the amount EA has determined it cannot manufacture is less than a commercial quantity for a third party manufacturer), BarOn shall have the right to have up to 30% of the Assemblies under such Purchase Order Proposal manufactured by a third party manufacturer (with 70% of such Assemblies being manufactured by EA).

                         (g) In the event that BarOn's obligation is for the
supply of parts of one of BarOn's products, all of the foregoing provision shall apply mutatis mutandis for such parts.
      ------- --------

                         (h) Whenever a Purchase Order is required hereunder,
such Purchase Order shall contain such terms as the Parties may mutually agree, it being intended that the Purchase Order should reflect the terms of the Purchase Order Proposal, and such other or additional terms as the parties may mutually agree.

                         (i) BarOn's needs for Assemblies not in relation to
Customer Contracts shall be processed in the same manner as set forth above.

SECTION 3:  Manufacturing Contract.
- ---------   ----------------------

                   3.1 The Manufacturing Contract. Each time BarOn issues EA a
                       --------------------------
Purchase Order, BarOn and EA, or one of their designated Affiliates, shall enter into a manufacturing contract (the "Manufacturing Contract") reflecting the terms and conditions set forth in the accepted Purchase Order, including such additional or other terms as the Parties may mutually agree. In the absence of a Manufacturing Contract, the accepted Purchase Order shall be deemed to be the Manufacturing Contract.

                         (a) The Manufacturing Contract shall indicate the cost
of such materials to be incurred by EA in the manufacturing process for the Assemblies required under the accepted Purchase Order (the "Cost of Materials") and all other information included in the Purchase Order, including the Total Price. The initial Unit Price to be paid by BarOn to EA for each Assembly shall be determined by multiplying the Cost of Materials for all of the Assemblies under the Purchase Order by 140% of the Cost of Materials (which will equal the Total Price), and dividing the result by the number of Assemblies under the Purchase Order (to equal the initial Unit Price).


                                      (6)

                         (b) With respect to each Manufacturing Contract: (i)
once every six (6) months; and (ii) at the time of renewal of such Purchase Order or relevant Customer Contract, an Authorized Representative of BarOn may solicit from independent third party manufacturers bids for the relevant Assembly. If BarOn elects to seek competitive quotation it shall, within 15 business days of its notifying EA of its intention to do so, submit to EA a bid BarOn has deemed "more competitive" than EA's terms. If BarOn shall not submit a "more competitive" quotation within such time, EA shall continue to manufacture the Assemblies under the terms set forth in (a) above. If BarOn indicates that it has received and intends to accept a "more competitive" quotation, EA shall have the right to match the terms of such quotation, (i.e. to adjust its price such that the third party manufacturer bid is not priced more than 10% less than EA's price), and upon notifying BarOn of its intention to do so, EA shall continue to manufacture the Assemblies, subject to such new terms. If EA fails to match such "more competitive" quotation within 10 days of being notified of such quotation, BarOn may enter into a Manufacturing Contract with such third party manufacturer on the terms rejected by EA (if such terms are modified, EA shall have the right again to match such terms, as modified, as set forth above). A quotation shall not be deemed "more competitive" than EA's bid unless it is priced more than 10% below EA's quotation, includes delivery times in quantities as large or larger in the same time or sooner than those in the original Purchase Order Proposal, and includes quality and quality control specifications at least as stringent as those in the original Purchase Order Proposal.

                         (c) Notwithstanding the procedure set forth in
paragraph (a) of this Section 3, at any time and from time to time, EA or BarOn may identify a supplier who is able to supply a component to EA at a cost which is lower than the cost of such component listed in the Cost of Materials. In such case, EA shall order the part from such supplier, and shall substitute such part in the list of materials listed in the Manufacturing Contract, and adjust the price by subtracting 140% of the cost of the replaced part from 140% of the replacement part, for all Assemblies utilizing such less expensive parts.

SECTION 4   Manufacturing Consulting Fees of EA
- ---------   -----------------------------------

                  4.1 EA agrees to become BarOn's manufacturing consultant based on its manufacturing experience by performing various consulting services as BarOn may from time to time request, including, without limitation:

                         (i) the evaluation, as to suitability, dependability,
etc., of any other manufacturer with whom BarOn may be interested in doing business;


                                      (7)

                         (ii) assistance with regard to any other manufacturing
contracts into which BarOn may enter;

                         (iii) assistance with obtaining the best available
price on certain components utilizing EA's purchasing and sourcing departments.

                         (iv) subject to the acceptance by other manufacturers,
supervision over the quality assurance programs of other manufacturers with whom BarOn has contracted;

                         (v) any of the activities of EA listed in the preamble
of this Agreement.

                         (vi) assistance with acquiring a second contract
manufacturer in those cases where EA will not do all of the manufacturing;

                         (vii) assistance with the compliance by BarOn with any
United States regulatory requirements; and

                         (viii) acting as a troubleshooter for BarOn's
manufacturing activities.


(Services listed in iii, vii and viii about shall be utilized only if all or some of the manufacturing is carried out by a manufacturer other than EA.

         4.2 With respect to any such services provided by EA, BarOn shall pay to EA for the term of this Agreement an amount equal to three percent (3%) of the cost of manufacturing; provided that such amount shall not apply to any
                           --------
manufacturing done by EA and its Affiliates. In addition, BarOn shall promptly pay to EA any out-of-pocket expenses incurred by EA during the performance of their services; provided, that such out-of-pocket expenses are approved in
                --------
advance by BarOn.


                                      (8)

SECTION 5  Term of Agreement, Renewal, Insolvency Event, Material Breach,
- ---------  -------------------------------------------------------------
           Breach, Noncompliance, Noncompete
           ---------------------------------

             5.1.  Term of Agreement.
                   -----------------

                    (a) Unless otherwise provided herein, this Agreement shall continue in effect for an initial term the ("Initial Term") from the date of this Agreement until the date that is three (3) years from the date of this Agreement (the "Expiration Date"), unless extended in accordance with the provisions of paragraph (b) below.

                    (b) Notwithstanding the foregoing, BarOn, at its option, shall have the right to request that EA extend and renew this Agreement for a period not to exceed one (1) year upon written notice given to EA at least one hundred and twenty (120) days prior to the end of the Initial Term and any subsequent term and EA shall use its best efforts to comply with such request. EA shall, upon its receipt of a notice of extension from BarOn, use all commercially reasonable efforts to retain the services of those employees who are then employed by EA in connection with its performance of its obligations hereunder and who are required by EA to enable it to fulfill its obligations hereunder during such extension, but EA shall not be liable to BarOn for failure to deliver Assemblies hereunder to the extent that EA's failure arises as a consequence of the departure of any of such employees subsequent to the date that is three (3) years from the date of this Agreement.

             5.2. Insolvency Event. If either BarOn or EA (i) makes a general
                  ----------------
assignment for the benefit of creditors or becomes insolvent; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv) and such proceeding or action remains undismissed or unstayed for a period of more than sixty (60) days, then the other Party may by written notice terminate this Agreement with immediate effect.


                                      (9)

             5.3.  Material Breach.
                   ---------------

                    Each of BarOn and EA shall (except as provided in Section 7.1) have the right to terminate this Agreement for default upon the other's failure to comply in any material respect with the material provisions of Sections 5.2, 5.5 (right to terminate only on the part of BarOn) and 6 of the Agreement.

             5.4. Noncompliance. BarOn shall have the right to contract another
                  -------------
manufacturer any discontinue specific Purchase Order placed with EA or its Affiliate and any related Purchase Order upon EA's failure to comply in any material respect with any of the material terms and conditions of such Purchase Order. Within a reasonable period after such noncompliance, BarOn shall give written notice of its intention to seek another manufacturer, which notice shall set forth the act of noncompliance which forms the basis for such Purchase Order termination. If EA fails to correct such noncompliance to the reasonable satisfaction of BarOn within thirty (30) days after receipt of the notification or if the same reasonably cannot be corrected or remedied within thirty (30) days, then BarOn immediately may terminate such Purchase Order without the requirement of any payment to EA except with respect to payments required in connection with Assemblies shipped by EA and accepted by BarOn prior to the date of such termination, including, without limitation, any compensation, reimbursement, damages, loss of prospective profit or anticipated sales, expenditures or investments. With respect to any inventory related to such Assembly, BarOn shall purchase such inventory according to terms and conditions negotiated in good faith between EA and BarOn.

             5.5. Covenant Not to Compete. EA or any affiliate therefor shall
                  -----------------------
not, directly or indirectly, own, manage, operate or control or participate in the ownership, management, operation or control of, or become associated in any capacity with, or have any financial interest in [or lend its name or any combination thereof ] to, any enterprise, firm or corporation which is engaged in the sale or distribution of Restricted Products (as hereinafter defined) .

             "Restricted Products" shall mean products in competition with the products currently being sold, or currently under development, by BarOn.


                                      (10)

             5.6. In view of the intimate relations hereunder created between the parties, the parties hereby specifically agree that all intellectual property including any inventions, patents or patent applications developed by EA (or any EA employee) whether alone or together with BarOn during the term of this Agreement and for two (2) years following its termination, which may enhance, improve or otherwise complement BarOn's products shall be assigned, royalty free, to BarOn on a fully paid up basis.

             5.7. Continuing Obligations. No termination of this Agreement,
                  ----------------------
whether on the Expiration Date or otherwise, shall serve to terminate obligations of the Parties hereto under the confidentiality provisions of
Section 6, and such obligations shall survive any such termination.


SECTION 6  Covenants of the Parties
- ---------  ------------------------

             6.1.  Confidential Information.
                   ------------------------

                    (a) All information concerning the Specifications, Quality Assurance Standards and any other information relating to the design of the Assemblies (the "BarOn Technical Information") shall hereafter be deemed to be the sole and exclusive property of BarOn.

                    (b) All BarOn Technical Information and business information relating to the conduct of BarOn's business which EA may receive from BarOn, directly or indirectly, whether by oral or written communication or by observation, shall be treated and regarded as confidential, proprietary and trade secret information. EA shall keep this information strictly confidential and secret and shall not divulge, communicate or transmit this information to third parties, nor utilize this information in any commercial manner, except for the limited purposes of producing Assemblies solely and exclusively for BarOn under this Agreement. EA shall restrict disclosure of such information only to such directors, officers and employees of EA who require such information in connection with the performance of their duties. EA shall take whatever action may be necessary, including legal proceedings, to prevent its directors, officers and employees from using or disclosing such information without BarOn's written permission except for the purposes


                                      (11)
specifically set forth herein. The foregoing disclosure and use restrictions shall not apply to any portion of such information which:

                         (i) at the time of disclosure to EA is, or thereafter
               becomes, through no violation of this Agreement, part of the public domain;

                         (ii) corresponds in substance to that which has been
               furnished to EA by others not under a then-binding confidentiality obligation to BarOn;

                         (iii) corresponds to that which is independently
               developed by EA for application in areas other than the manufacture of Assemblies ; or

                         (iv) is required to be disclosed by law.

The obligations of confidentiality and limits on use of information shall survive the termination or expiration of this Agreement.

                    (c) BarOn acknowledges that it may have access, through observation, or otherwise, to certain specifications used by EA in the production of products and other information relating to EA's customers, other than BarOn (the "EA Technical Information"). All EA Technical Information and business information relating to the conduct of EA's business concerning the Assemblies, which is observed by, or is otherwise disclosed to, BArOn, its employees, representatives and/or agents, shall be treated and regarded as confidential, proprietary and trade secret information. BarOns shall keep this information strictly confidential and secret and shall not divulge, communicate or transmit this information to third parties, nor utilize this information in any commercial manner. BarOn shall restrict disclosure of such information only to such directors, officers and employees of BarOn who require such information in connection with the performance of their duties; provided those duties are related to this Agreement. BarOn shall take whatever action may be necessary, including legal proceedings, to prevent its directors, officers and employees from using or disclosing such information without EA's written permission except for the purposes specifically set forth herein. The foregoing disclosure and use restrictions shall not apply to any portion of such information which:


                                      (12)

                         (i) corresponds in substance to that developed or known
               by BarOn before its observation by, or disclosure to, BarOn;

                         (ii) at the time of observation by, or disclosure to,
               BarOn, is or thereafter becomes, through no violation of this agreement, part of the public domain;

                         (iii) corresponds in substance to that which has been
               furnished to BarOn by others not under a then-binding confidentiality obligation to EA; or

                         (iv)     is required to be disclosed by law.

The obligations of confidentiality and limits on use of such information shall survive the termination or expiration of this Agreement.

                    (d) EA hereby acknowledges and certifies that, to the best of its knowledge, all information concerning BarOn Technical Information, Specifications, Quality Assurance Standards and any other business or technical information relating to the Assemblies is proprietary to BarOn.

The provision of this section 6.1 shall apply to EA's affiliated as well and EA is undertaking full responsibility for a breach committed by any of its affiliated.

             6.2. Licenses. EA shall obtain and maintain all necessary federal,
                  --------
state and/or local Permits which may be required to be obtained by it in connection with the performance of its obligations hereunder, and shall otherwise comply with all applicable federal, state or local laws or regulations applicable to its performance hereunder.

             6.3. Governmental Filings. EA shall keep all records and reports
                  --------------------
required to be filed by it with governmental agencies in connection with the performance of its obligations hereunder, and EA shall make its facilities and Assemblies available at reasonable business hours for inspection by representatives of the same.

             6.4.  Indemnification.
                   ---------------

                                      (13)

                    (a) EA hereby agrees to defend, hold harmless and indemnify BarOn in respect of any Damages incurred or suffered by BarOn as a consequence of:

                         (i) all Liabilities, including any product liability,
               resulting from any Claims asserted by a third person in connection with the manufacture of the Assemblies or the testing performed by EA;

                         (ii) any breach of any of EA's covenants herein; and

                         (iii) all Liabilities arising under the Environmental
               Laws in connection with the manufacture and testing of the Assemblies by EA.

                    (b) BarOn hereby agrees to defend, hold harmless and indemnify EA with respect to any Damages incurred or suffered by EA as a consequence of:

                         (i) all liabilities resulting from any Claim asserted
               by a third person against EA that any product manufactured by EA according to BarOn's specifications is in an alleged infringement of such third parties patent rights.

                    (c) If BarOn or EA, or any of their successors or assigns (each, an "Indemnified Party") believes that it has suffered or incurred any Damages which are the subject of an indemnification obligation hereunder, it promptly shall give notice to the other party, or its successors or assigns, as the case may be (the "Indemnifying Party"), in writing, describing in reasonable detail the facts and circumstances giving rise to the claim for indemnification, the Damages suffered or incurred, including the amount of such Damages, if known, or as estimated, the method of computation of such Damages, and the provisions of this Agreement relating to such claim for indemnification. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice.

Upon receipt of a notice of a claim for indemnification, the Indemnifying Party shall promptly pay to the Indemnified Party the amount of such


                                      (14)
damages in accordance with and subject to the provisions of this Section; provided, however, that no such payment shall be due during any period in which
- --------  -------
the Indemnifying Party is contesting in good faith either its obligation to make such indemnification or the amount of Damages payable, or both; and provided
                                                                    --------
further that (i) in the case of estimated Damages, the Indemnifying Party shall
- -------
not be required to provide indemnification in excess of the amount of such Damages as it reasonably determines are due from time to time and, (ii) in the case of Damages resulting from third party Claims, the Indemnifying Party shall not be required to provide indemnification until the Liability to the third-party claimant has been determined finally by settlement or by the judgment of a court of competent jurisdiction and all appeals therefrom have been exhausted.

                    (d) If any Claim is instituted by a third party with respect to which an Indemnified Party intends to, or may be entitled to, seek indemnification hereunder, the Indemnified Party promptly shall notify the Indemnifying Party of such Claim. The Indemnifying Party shall control, through counsel of its choosing, the defense of any such third party Claim, and may compromise or settle the same in its own discretion without consultation with or consent of the Indemnified Party. The Indemnifying Party shall permit the Indemnified Party to participate at its own expense in the defense of any such Claim through counsel chosen by the Indemnified Party, subject, however, to the right of the Indemnifying Party to control fully the defense of such Claim. Notwithstanding anything contained herein to the contrary, however, BarOn shall control, through counsel of its choosing, the defense of all third-party Claims, regardless of whether they are brought against EA or BarOn, or both, which allege or seek to enforce any limitation on, or which seek any Damages as a consequence of, EA's or BarOn's use of any of the BarOn Technical Information; provided that BarOn may compromise or settle the same at its own disposition.
- --------
BarOn shall permit EA to participate at its own expense in the defense of any such Claim through counsel chosen by EA, subject, however, to the right of BarOn to control fully the defense of such Claim.

                    (e) At no time may an Indemnifying Party assert as a defense to its obligation to provide indemnification as set forth in this Section that the Indemnified Party or any of its employees or agents, including any former employees of the Indemnifying Party who may


                                      (15)
become employees of the Indemnified Party, had any knowledge of the matter to which the claim for indemnification relates, or conducted any investigation relating thereto prior to the date hereof, and each party hereby irrevocably waives all such defenses.

SECTION 7  Miscellaneous Provisions
- ---------  ------------------------

              7.1. Entire Agreement; Amendment. This Agreement and the Exhibits
                   ---------------------------
and Schedules appended hereto embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein, and, all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

              7.2. Notices. All notices, demands, requests, or other
                   -------
communications which may be or are required to be given, served or sent by either Party to the other Party pursuant to this Agreement, shall be in writing and shall be hand delivered, sent by express mail or other overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or telecopy, addressed as follows:

                           (i)  if to EA:

                           Electronic Associates, Inc.
                           185 Monmouth Parkway
                           West Long Branch, New Jersey  07764
                           Telecopier No. (908) 571-0583
                                          --------------
                           Telephone No.  (908) 229-1100
                                          --------------
                           Attn:  Mr. Jules M. Seshens

             with a copy (which shall not constitute notice) to its counsel:

                           Richard P. Jaffe, Esq.
                           Mesirov Gelman Jaffe
                           Cramer & Jamieson


                                      (16)

                           1735 Market Street
                           Philadelphia, PA  19103-7598
                           Telecopier No. (215) 994-1111
                           Telephone No. (215) 994- 1046
                                                    ----

                           (ii)  if to BarOn:

                           BarOn Technologies Ltd.
                           Gutwirth Science Park
                           Technion City,
                           Haifa 32000 Israel
                           Telecopier No. 011 972 4 228 881
                           Telephone No. 011 972 4 226 388
                           Attn:  Dr. Ehud Baron

             with a copy (which shall not constitute notice) to its counsel:

                           Steven G. Tepper, Esq.
                           Arnold & Porter
                           399 Park Avenue
                           New York, New York  10022
                           Telecopier No. (212) 715-1399
                           Telephone No. (212) 715-1140

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, sent, delivered, telefaxed or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a telex or telefax, the answerback being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

              7.3.  Governing Law.  This Agreement shall be governed by,
                    -------------
and construed in accordance with, the laws of Israel, without giving effect to the conflicts of laws provisions thereof.


                                      (17)

              7.4.  Captions.  The captions in this Agreement are inserted for
                    --------
convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

              7.5. Benefit; No Third-Party Beneficiaries. This Agreement shall
                   -------------------------------------
be binding upon and shall inure to the benefit of the Parties hereto and their permitted assigns. This Agreement is entered into solely for the benefit of the Parties hereto, and the provisions of this Agreement shall be for the sole and exclusive benefit of such Parties. Nothing herein contained shall be deemed to create any third party beneficiaries or confer any benefit or Rights on or to any Person not a party hereto, and no Person not a party hereto shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

              7.6. Construction. As used in this Agreement, the masculine shall
                   ------------
include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require. This Agreement shall be deemed to have been drafted by both EA and BarOn and shall not be construed against either Party as the drafts person hereof.

              7.7. Waiver. Neither the waiver by either of the parties hereto of
                   ------
a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the Parties, on one or more occasions, to enforce any of the provision of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, Rights, or privileges hereunder.

              7.8. Non-Business Days. If any obligation of a party hereto falls
                   -----------------
due on a Saturday, Sunday or a legal holiday recognized by the United States Government or the State of New York, then such obligation shall automatically be postponed until the next business day.

              7.9.  Counterparts.  To facilitate execution, this Agreement may
                    ------------
be executed in any number of counterparts, each of which shall constitute an original but together shall be construed as one and same document.


                                      (18)

              7.10.  Exhibits and Schedules.  Each Exhibit hereto is
                     ----------------------
incorporated by reference and made a part of this Agreement.

              7.11. Limitations on Assignment. This Agreement shall not be
                    -------------------------
assignable by either Party hereto, whether by written instrument or by operation of law, without the written consent of the other Party; provided that BarOn may assign this Agreement in whole or in part to one or more separate corporations formed by BarOn or any of its Affiliates for the purpose of performing any obligations of BarOn hereunder, it being understood that such assignment shall become effective only when EA has received written notice of such assignment from BarOn together with a written confirmation by the assignee, reasonably satisfactory in form and substance to EA, that such assignee agrees to, and agrees to be bound by, all of the terms and conditions of this Agreement. Upon the effectiveness (i) of any such assignment by BarOn, the assignee shall be deemed to be "BarOn" for all purposes hereunder with the same effect as if it were the original signatory hereto; provided, however, that no such assignment
                                    --------  -------
shall, without the written consent of EA hereto, relieve BarOn from any of its liabilities hereunder.

              7.12. Survival of Representations. Each of the representations and
                    ---------------------------
warranties made herein shall, for a period of [three (3) years], survive the expiration or earlier termination of this Agreement and any and all investigations and inquiries by BarOn and EA made prior to such expiration or termination in connection with this Agreement and the transactions contemplated hereby; provided, however, that the expiration of such period shall have no
        --------  -------
effect on any action or proceeding that is pending as of the date of such expiration.

              7.13. No Joint Venture, Etc. Nothing contained herein shall be
                    ---------------------
deemed to create any joint venture or partnership between the Parties hereto or a license granted by BarOn for any of its technology, and, except as is expressly set forth herein, neither Party shall have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

              7.14.  Severability.  If any provision of this Agreement is held
                     ------------
to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions shall not be affected thereby,


                                      (19)
and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of the document a provision that is legal, valid, and enforceable, and is similar in terms to such illegal, invalid or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the parties have bargained hereunder.

             7.15. Dispute Resolution. The Parties shall follow these
                   ------------------
dispute-resolution processes in connection with all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory (hereinafter collectively "Disputes"), except as otherwise noted, arising out of or relating to this Agreement:

                           (i) the Parties will attempt to settle all Disputes through good-faith negotiations;

                           (ii) if those attempts fail to resolve the Dispute to
             the satisfaction of both Parties within forty-five (45) days of the date of initial demand for negotiation, then each Party shall nominate a senior officer of the rank of Vice President or higher as its representative. These representatives shall meet in person and alone (except for one assistant) and shall attempt in good faith to resolve the Dispute. This meeting shall be a required prerequisite before either Party may seek resolution of the Dispute as provided below; and

                           (iii) where the Parties cannot resolve the Dispute to
             the reasonable satisfaction of both Parties after the meeting required under paragraph (ii) above, the Dispute shall be settled by binding arbitration conducted in Camden, New Jersey in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be heard by a panel of three arbitrators, one chosen by BarOn, one by EA and the third chosen by the arbitrators appointed by BarOn and EA. A majority decision of two of the three arbitrators shall be deemed sufficient for judgment to be rendered. Each Party shall bear its own expenses, and the Parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrators. Any award of the arbitrators shall be in writing, shall


                                      (20)
             state the reasons for the award (including any findings of fact and conclusions of law) and shall explain the breakout of any damages awarded. Judgment upon an award may be entered in any court having competent jurisdiction. Notwithstanding the foregoing provisions of this paragraph (iii), but subject to paragraphs (i) and (ii) of this Section 7.15, either Party may apply to a court of competent jurisdiction for injunctive or other equitable relief without breach of this Arbitration provision.]


             7.16.  Waiver of Specific Performance.  Accordingly, EA waives
                    ------------------------------
its right to seek specific performance or injunctions to prevent BarOn from manufacturing or have the unit being manufactured for it by a third party.

             (b) To the fullest extent permitted by applicable law, BarOn hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement, or any action or proceeding to execute or otherwise enforce any judgment in respect of a breach thereof, brought by BarOn against EA or any of its property shall be brought in the United States, and by execution and delivery of this Agreement, BarOn irrevocably submits to the nonexclusive jurisdiction of such court. In addition, [BarOn hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement, brought in any such court, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.]


             7.17. Jurisdiction. (a) To the fullest extent permitted by
                   ------------
applicable law, EA hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement, or any action or proceeding to execute or otherwise enforce any judgment in respect of a breach thereof, brought by EA against BarOn or any of its property shall be brought in Israel, and by execution and delivery of this Agreement, EA irrevocably submits to the exclusive jurisdiction of such court.


                                      (21)

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ELECTRONICS ASSOCIATION, INC.

                                        By: /s/ JULES SESHENS
                                        ----------------------------


                                        BARON TECHNOLOGIES, LTD.

                                        By: /s/ EHUD BARON
                                        ----------------------------


                                      (22)